Exhibit 23.1

                         Consent of Independent Auditors

Board of Directors
Detto Technologies, Inc.
Bellevue, Washington

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit reports dated December 7, 2006, on the financial statements of WhiteCanyon, Inc. and Channel Access, Inc., for the filing with and an attachment to the Form 8-K/A for the years ending December 31, 2005 and 2004.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 9, 2007